Form N-SAR Exhibit 77Q1(a)

                       ARTICLES SUPPLEMENTARY
                               TO THE
                      ARTICLES OF INCORPORATION
                                OF
                SPIRIT OF AMERICA INVESTMENT FUND, INC.

	Spirit of America Investment Fund, Inc., a Maryland corporation (the "Corporation") having its principal office in Syosset, New York, hereby certifies to the State
Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208 and 2-
208.1 of the Maryland General Corporation Law that:

	FIRST: The Corporation is registered as an open-end management investment company under the Investment Company
Act of 1940, as amended.

	SECOND: Immediately prior to the filing of these Articles Supplementary, the total number of shares of all classes of capital stock which the Corporation had authority to issue was two billion (2,000,000,000) shares, having a par value of one-tenth of one cent ($0.001) per share, with such capital stock having an aggregate par value of two million dollars ($2,000,000).

	THIRD: Heretofore, the shares of authorized capital stock of the Corporation were classified as, and allocated to, four separate classes as follows:

NAME OF CLASS                              NUMBER OF SHARES OF
                                           CAPITAL STOCK CLASSIFIED
                                           AND ALLOCATED

Spirit of America Real Estate Income
and Growth Fund - Class A Shares             500,000,000

Spirit of America Real Estate Income
and Growth Fund - Class B Shares             500,000,000

Spirit of America Large Cap Value Fund       500,000,000

Spirit of America High Yield Tax Free
Bond Fund                                    500,000,000

	FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation at a meeting duly convened and held on November 12, 2008, adopted resolutions which: (i) increased the aggregate number of shares of capital stock the Corporation is authorized to issue from two billion
(2,000,000,000) shares to two billion five hundred million
(2,500,000,000) shares; (ii) established and designated a new class of shares, Spirit of America Income Fund - Class
A Shares ("Income Fund"), representing investment in a separate pool of securities; and (iii) allocated authorized shares to such classes in the following manner:

NAME OF CLASS                              NUMBER OF SHARES OF
                                           CAPITAL STOCK CLASSIFIED
                                            AND ALLOCATED

Spirit of America Real Estate Income
and Growth Fund - Class A Shares                 500,000,000

Spirit of America Real Estate Income
and Growth Fund - Class B Shares                 500,000,000

Spirit of America Large Cap Value
Fund - Class A Shares                            500,000,000

Spirit of America High Yield Tax Free
Bond Fund - Class A Shares                       500,000,000

Spirit of America Income Fund
Class A Shares                                   500,000,000

	FIFTH: After giving effect to the Board of Director's actions to increase the number of shares of capital stock, and establish and designate the new class, the total number of shares of capital stock which the Corporation has authority to issue is two billion five hundred million (2,500,000,000) shares, having a par value of one-tenth of one cent ($0.00l) per share, with such capital stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000), and such shares of authorized capital stock are classified as, and allocated to, five separate classes as follows:

Spirit of America Real Estate Income and
Growth Fund - Class A Shares                         500,000,000

Spirit of America Real Estate Income and
Growth Fund - Class B Shares                         500,000,000

Spirit of America Large Cap Value Fund
Class A Shares                                       500,000,000

Spirit of America High Yield Tax Free Bond
Fund - Class A Shares                                500,000,000

Spirit of America Income Fund  Class A
Shares                                               500,000,000


      SIXTH: The terms of the shares of each class of capital stock designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on
May 15, 1997, as amended by Articles Supplementary filed
February 27, 2001, Articles of Amendment filed on July 18,
2002, Articles Supplementary filed on July 19, 2002,
Articles of Amendment filed on June 19, 2006 and Articles
Supplementary filed on September 26, 2007.

      SEVENTH: Shares in the Income Fund shall represent an interest in a separate portfolio of the Corporation, and shall have an exclusive interest in the assets and liabilities of such portfolio. Each share of the Income Fund shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share of common stock of the Corporation. On each matter submitted to a vote of stockholders of the Corporation, each holder shall be entitled to one vote for each share standing in his name on the books of the Corporation; provided, however, that shares of the Income Fund and each respective class of shares of the Spirit of America Real Estate Income and Growth Fund, Spirit of America Large Cap Value Fund, and Spirit of America High Yield Tax Free Bond Fund shall be entitled to a separate vote as to any matter with respect to which a separate vote by portfolio is required by the Investment Company Act of 1940 or the Maryland General Corporation law.

      EIGHTH: The classification described herein was effected by the Board of Directors of the Corporation pursuant to a power contained in Section 7(1)(c) and 7(1)(d) of the Corporation's Articles of Incorporation.

	IN WITNESS WHEREOF, the undersigned President of
Spirit of America Investment Fund, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, and hereby acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


Date: 12/18/08                        By:  /s/ David Lerner
                                      David Lerner, President


Attest: /s/ Joseph C. Pickard
        Syosset, New York


Syosset, New York (ss)

Subscribed and sworn to before me this 18th day of December, 2008.



/s/ Rande Hirsch
Notary Public